Exhibit 23.1 Consent of McGladrey LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-172984) on Form S-8 of Atlantic Coast Financial Corporation of our report dated March 20, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2014.

Jacksonville, Florida

March 20, 2015